UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CORPORATE INCOME TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Date: January 10, 2015

Dear Shareholder:

Our records indicate you are a stockholder of Cole Corporate Income Trust, Inc. You recently received proxy related information for an upcoming Special Meeting of Stockholders of Cole Corporate Income Trust, Inc. to be held on January 27, 2015 to vote on the proposed merger between Cole Corporate Income Trust, Inc. and Select Income REIT. Our records indicate we that have not yet received your vote.

Your vote is important. Below is a link to the Internet voting site at which you can access the proxy materials concerning the proposed merger. We encourage you to review these documents and vote on the proposed merger and the other proposals being put before the stockholders at the Special Meeting.

If you need a current version of the Adobe Acrobat to access these documents, you may download it for free at: https://www.adobe.com

VOTE NOW

You may view the proxy materials and access the secured electronic voting site at: https://www.2voteproxy.com/colecapital

To record your vote you will need to have available the following important number:

•	Your personal fourteen-digit control number

Otherwise, if you prefer to vote via telephone, you may do so by calling 1.800.830.3542.

All votes must be received prior to the Special Meeting of Stockholders, scheduled for January 27, 2015, so please vote today.

If you have any questions or need any assistance, please contact our proxy solicitor: Boston Financial Data Services toll-free at 1.888.409.4185.

Sincerely,

Mark Selman

Chief Executive Officer and President, Cole Corporate Income Trust, Inc.